DISTRIBUTION AND SERVICE PLAN

EXHIBIT A

Fund	Effective Date

Nuveen (f/k/a NuShares) Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016

Nuveen (f/k/a NuShares) Short-Term REIT ETF	December 5, 2016

Nuveen (f/k/a NuShares) ESG Large-Cap Growth ETF	December 7, 2016

Nuveen (f/k/a NuShares) ESG Large-Cap Value ETF	December 7, 2016

Nuveen (f/k/a NuShares) ESG Mid-Cap Growth ETF	December 7, 2016

Nuveen (f/k/a NuShares) ESG Mid-Cap Value ETF	December 7, 2016

Nuveen (f/k/a NuShares) ESG Small-Cap ETF	December 7, 2016

Nuveen (f/k/a NuShares) Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 9, 2017

Nuveen (f/k/a NuShares) ESG Emerging Markets Equity ETF	May 16, 2017

Nuveen (f/k/a NuShares) ESG International Developed Markets Equity ETF	May 16, 2017

Nuveen (f/k/a NuShares) ESG U.S. Aggregate Bond ETF	September 24, 2017

Nuveen ESG Large Cap ETF	June 4, 2019

Nuveen ESG High Yield Corporate Bond ETF	September 20, 2019

Nuveen Dividend Growth ETF	July 26, 2021

Nuveen Small Cap Select ETF	July 26, 2021

Nuveen Winslow Large-Cap Growth ESG ETF	July 26, 2021

Last updated: July 26, 2021

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